Exhibit 99.1

                      Phase III Medical Appoints Larry May,
               Former Amgen Treasurer, as Chief Financial Officer


     MELVILLE, N.Y.--(BUSINESS WIRE)--March 6, 2006--Phase III Medical, Inc., (OTCBB: PHSM), announced today that Larry A. May, former treasurer of Amgen, Inc., has been named the company's Chief Financial Officer. The appointment of Mr. May became effective on March 1, 2006. Mr. May joined Phase III in January 2006 in connection with the NeoStem acquisition, and brings 30 years of experience in corporate finance, general management, leadership, IT, new business development and joint ventures. Mr. May brings a wealth of knowledge in both the financial and biomedical sectors and he will be responsible for overseeing the Company's financial activities and financial reporting obligations.
     From 1983 to 1998 Mr. May worked for Amgen, Inc. (one of the largest biotechnology companies in the world) as Vice President Controller and then Vice President Treasurer. Mr. May successfully created a multi-country business organization and financial infrastructure that supported Amgen's growth from initial product introduction to $2.2 billion in annual sales. As Treasurer for Amgen, Mr. May had full management responsibility for banking, cash management, tax, customer finance organization and corporate information systems. He administered a $1 billion cash portfolio and initiated and completed many financings.
     From 2000 to May 2003, Mr. May served as CFO of Saronyx, Inc. a company focused on developing productivity tools and secure communication systems for research scientists. Prior to joining Saronyx, Inc., Mr. May was Senior Vice President of Finance and CFO of BioSource International, Inc., a provider of biologic research reagents and assays. From August, 2003 until the completion of the NeoStem acquisition, Mr. May served as the Chief Executive Officer and the Chief Financial Officer of NeoStem. Mr. May graduated with a Bachelor of Science degree in business administration and accounting from University of Missouri.
     Mark Weinreb, CEO of Phase III, stated, "We are extremely fortunate to have Larry May, a seasoned financial executive with such an impressive background, as the Company's CFO. His financial experience and knowledge of our adult stem cell business brings a unique combination of skills that will greatly benefit the Company."
     Said Mr. May, "I am very happy to be appointed to such an important position in the Company. It's an exciting time in the development and growth of our business and I look forward to assisting the company reach its financial and business goals."

     About Phase III Medical, Inc.

     Phase III Medical, Inc. (OTCBB:PHSM), a Delaware corporation, is an innovative, publicly traded company that, through the acquisition of NeoStem, is positioned to become a leader in the adult stem cell field and to capitalize on the increasing importance the Company believes adult stem cells will play in the future of regenerative medicine. The management and board of directors and advisors of Phase III have collective experience in life science marketing, business management, and financial expertise, as well as significant technical, medical and scientific experience.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company's ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Phase III Medical, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's ability to enter the adult stem cell arena and future operating results are dependent upon many factors, including but not limited to
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control;(iv) scientific and medical developments beyond the Company's control and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."


    CONTACT: Phase III Medical
             Mark Weinreb, 631-574-4955